UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2023
CEPTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
399 West Trimble Road
San Jose, CA 95131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 408-459-7579
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	CPTNW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 18, 2023, Cepton, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Second Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). Pursuant to the Certificate of Amendment, at 5:00 p.m., Eastern Time, on September 21, 2023 (the “Effective Time”), each ten (10) shares of Common Stock issued will be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”) and the total number of authorized shares of Common Stock will be reduced from 350,000,000 shares to 35,000,000 (the “Authorized Shares Reduction”). The number of shares of authorized preferred stock will remain unchanged at 5,000,000. The par value per share of the Common Stock remains the same.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. The transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale net of any brokerage and other costs incurred by the transfer agent to sell such stock. Trading of the Common Stock on a Reverse Stock Split-adjusted basis will begin at the opening of trading on the Nasdaq Stock Market on September 22, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split is 15673X200.

In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of Common Stock and the number of shares of Common Stock reserved for issuance pursuant to the Company’s equity incentive plans.

The Reverse Stock Split ratio was selected pursuant to the authority granted to the board of directors of the Company by stockholders at the Special Meeting of Stockholders held on September 7, 2023. A copy of the Amendment filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 18, 2023, the Company issued a press release announcing the filing of the Amendment, the Reverse Stock Split ratio and Authorized Shares Reduction, and the Effective Time of the Reverse Stock Split and Authorized Shares Reduction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation
99.1	Press Release, dated September 18, 2023
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: September 18, 2023	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer
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